                                                                     EXHIBIT 5.1

                      FORM OF OPINION OF BUCHANAN INGERSOLL


                               December 15, 2000



Cellomics, Inc.
635 William Penn Way
Pittsburgh, PA  15238

Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-1, as amended (registration No. 333-31680) (the "Registration Statement"), filed by Cellomics, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended, relating to the initial public offering of an aggregate of up to 6,000,000 shares of the Company's Common Stock, $.01 par value, of which (a) 6,000,000 shares will be purchased by the underwriters from the Company; and (b) up to 900,000 shares may be purchased by the underwriters from the Company, if the underwriters exercise the option granted to them by the Company to cover over allotments (collectively, the "Shares"), we, as special counsel for the Company, have examined such corporate records, other documents, and questions of law as we have considered necessary or appropriate for the purposes of this opinion.

         We express no opinion as to the applicability or compliance with or effect of Federal law or the law of any other jurisdiction other than the General Corporation Law of Delaware and the Commonwealth of Pennsylvania.

         Based on the foregoing, we are of the opinion that, when the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of Delaware in the form filed as Exhibit 3.1(a) to the Registration Statement, the Shares will be duly authorized and, when issued and sold in the manner contemplated by the underwriting agreement (the "Underwriting Agreement") filed as an exhibit to the Registration Statement and upon receipt by the Company of payment therefor as provided in the Underwriting Agreement, will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein.

                                              Very truly yours,

                                              BUCHANAN INGERSOLL
                                              PROFESSIONAL CORPORATION



                                              By: /s/ Lewis U. Davis, Jr.
                                                 ------------------------------
                                                  Lewis U. Davis, Jr.